SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 26, 1998

                          FIRST AMERICAN RAILWAYS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   NEVADA                      33-14751-D                        87-0443800
  (STATE OF                  (COMMISSION FILE                   (IRS EMPLOYER
  INCORPORATION)                    NUMBER)                     IDENTIFICATION
                                                                NUMBER)

           3700 NORTH 29TH AVENUE, SUITE 202, HOLLYWOOD, FLORIDA 33020 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE REGISTRANT)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 920-0606

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On January 26, 1998, the Registrant's Board of Directors engaged Millward & Company to act as the Registrant's independent certified public accountants, and has dismissed BDO Seidman, LLP. The former accountants' reports for the Registrant's last two fiscal years did not contain any adverse opinion, or disclaimer of opinion, nor were any such reports modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Registrant and the former accountants with regard to any matters which would have caused such accountants to make reference to the subject matter thereof with their report.

ITEM 5. OTHER EVENTS.

         On January 26, 1998, Albert B. Aftoora resigned as a Director of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  16       Letter dated January 29, 1998 from BDO Seidman, LLP.

ITEM 9. SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On January 20, 1998, the Company sold in a Private Offering (the "Offering") 3,500,000 shares of common stock pursuant to Regulation S. In addition, 750,000 shares were issued to International Capital Growth, Ltd., the Company's Placement Agent in the Offering, as partial compensation to the Placement Agent. These securities were sold for a total consideration of $875,000. The total underwriting commission paid on these shares was approximately $13,000 (with approximately $75,000 accrued) along with a non-accountable expense allowance of $17,500. These securities were sold for cash to the following persons:

         1.       Cass & Co. - Magnum Capital Growth fund
         2.       Cass & Co. - Magnum U.S. Equity Fund
         3.       Lancer Offshore Inc.
         4.       Lancer Voyager

         With respect to the foregoing, the Company has sold all of the foregoing securities in reliance upon Regulation S and only to persons who are non-"U.S. Persons" in an "offshore transaction" as defined in Regulation S. An additional $475,000 (before underwriting commissions and expenses) was raised from U.S. investors.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FIRST AMERICAN RAILWAYS, INC.

DATE: JANUARY 30, 1998                 BY: /S/ DONALD P. CUMMING
                                          ----------------------
                                       DONALD P. CUMMING, VICE
                                       PRESIDENT AND ACTING CHIEF
                                       FINANCIAL OFFICER

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EXHIBIT INDEX

EXHIBIT     DESCRIPTION
-------     -----------
   16       Letter dated January 29, 1998 from BDO Seidman, LLP.